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                                                                     Exhibit 5.1

Board of Directors
Duratek, Inc.
10100 Old Columbia Road
Columbia, Maryland 21046


Gentlemen:

         We are acting as counsel to Duratek, Inc., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-8 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 1,000,000 shares of the Company's common stock, par value $.01 per share, (the "SHARES") issuable under the Company's 2001 Employee Stock Purchase Plan (the "PLAN"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       An executed copy of the Registration Statement.

         2.       A copy of the Plan.

         3. The Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on June 22, 2001 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

         4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

         5. Resolutions of the Board of Directors of the Company adopted at a meeting held on March 13, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

         6. Resolutions relating to the Plan adopted by the stockholders of the Company at the Company's annual meeting held on June 8, 2001 at the Company's principal executive offices, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

         7. A certificate of the Secretary of the Company, dated the date hereof, as to certain facts relating to the Company.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes,


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ordinances, rules, or regulations. As used herein, the term "Delaware General
Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan and (iii) receipt by the Company of the consideration of the Shares specified in the resolutions of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/ Hogan & Hartson L.L.P.

                                            HOGAN & HARTSON L.L.P.


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